Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM ANNOUNCES ONE-FOR-TWENTY REVERSE STOCK SPLIT

HOUSTON, June 29, 2020 – Altus Midstream Company (“Altus”) (Nasdaq: ALTM) today announced that effective at 5:30 p.m. Eastern time on June 30, 2020, the company will affect a 1-for-20 reverse stock split of its outstanding common stock. The Altus Board of Directors authorized the reverse stock split, following shareholder approval of the action at the company’s annual meeting on May 21, 2020.

Upon the effectiveness of the reverse stock split, each of the company’s shareholders will receive one new share of Altus common stock for every 20 shares of Altus common stock held prior to that date, with no changes in par value per share. Altus will pay cash (without interest) in lieu of any fractional shares to which a shareholder would otherwise be entitled as a result of the reverse stock split.

The company’s Class A common stock will begin trading on a split-adjusted basis on the Nasdaq Global Market at the market open on July 1, 2020.

The reverse stock split is primarily intended to bring the company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Stock Market. Once effective, the number of outstanding shares of common stock will be reduced from approximately 324,929,305 to approximately 16,246,465 shares, including 3,746,465 shares of Class A common stock and 12,500,000 shares of Class C common stock.

Shareholders holding share certificates will receive information from American Stock Transfer & Trust Company, LLC, the company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact the company’s transfer agent by calling (877) 248-6417 or (718) 921-8317.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all the gas gathering, processing and transmission assets servicing production from Apache Corporation (Nasdaq: APA) in the Alpine High play in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future expectations and objectives for Altus, including the intended effects of the reverse stock split. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results will meet our expectations and predictions depend on a number of risks and uncertainties which could cause actual results to differ materially from our expectations. See “Certain Risks Associated with the Reverse Stock Split” in our definitive proxy statement for our 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 9, 2020, for a discussion of risk factors associated with the reverse stock split. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Investors:	(281) 296-6100	Patrick Cassidy
Media:	(713) 296-7276	Alexandra Franceschi